This agreement (this “Agreement”) is made and entered into as of December 20, 2019 by and between Tiptree Inc. (the “Company”) and Arif Inayatullah (“Inayatullah” and together with the Company, the “Parties”).

WHEREAS, reference is made to the Strategic Combination Agreement (the “Combination Agreement”) by and among the Company, Tricadia Holdings, L.P. (“Holdings”), Tricadia Holdings GP, LLC, (“Holdings GP”), Tricadia GP Holdings LLC (“Fund GP”), and Michael Barnes, effective January 1, 2019. Capitalized terms used but not defined herein have the meaning ascribed to them in the Combination Agreement. Pursuant to the Combination Agreement, Inayatullah resigned as a managing member of Holdings GP and Fund GP. Inayatullah remains a limited partner of Holdings and a member of Fund GP.
WHEREAS, the Company and Inayatullah desire to set forth their mutual understanding regarding services provided to each other in Inayatullah’s capacity as partner emeritus.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.	The Company will provide to Inayatullah or an entity owned and controlled by him the following:

a.	Use of two trading desks and one office and related information technology support;

b.	One Bloomberg terminal;

c.
85% of the time of one Holdings employee (the “Holdings Employee”) will be dedicated to providing Inayatullah or an entity owned and controlled by Inayatullah for services and support. Up to 15% of the time of Holdings Employee will be dedicated for services related to accounting, tax and administrative services and related to the Liquidating Funds and Segregated Assets as well other services mutually agreed; and

d.	Healthcare and benefits for Inayatullah and the Holdings Employee consistent with that of Tiptree employees

2.	Inayatullah or an entity owned and controlled by him will provide to the Company the following:

a.	Advice and other services as requested by the Company’s Executive Committee; and

b.	Reimbursement of 85% of the actual cost of the annual base compensation and healthcare costs of the Holdings Employee and 100% of healthcare costs for Inayatullah.

3.
For the avoidance of doubt, Inayatullah shall receive no compensation from the Company, shall not be an agent or employee of the Company and shall have no authority to enter into legally binding agreements or obligations on behalf of the Company.

4.	Inayatullah shall be bound by and comply with the Company’s policies and procedures.

5.	This Agreement shall be effective from January 1, 2020 until December 31, 2020.

6.
No person other than the Parties shall be entitled to any benefits under the Agreement. No Party shall assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof, and constitutes the complete agreement and understanding between the parties unless modified in a writing signed by the parties. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York applicable to contracts executed and to be performed entirely within such State, excluding any conflict of laws rule or principle that might refer the governance of the construction of this Agreement to the law of another jurisdiction. Any amendment, waiver or variation of this Agreement shall not be binding on the Parties unless it is agreed in writing and signed by all Parties. This Agreement may be executed in counterparts, which taken together shall constitute one instrument.

7.	Nothing herein shall be construed to modify or amend any of the terms of any other agreement listed herein.
[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.
TIPTREE INC.

By:    /s/ Jonathan Ilany_______
Name: Jonathan Ilany
Title: Chief Executive Officer

  /s/ Arif Inayatullah_________
By: Arif Inayatullah

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